UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8th, 2015

Commission File Number: 333-152002

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	26-1574051 (I.R.S. Employer Identification No.)

825 Lebourgneuf Blvd, Suite 315

Quebec, QUEBEC G2J 0B9

(Address of principal executive offices)

Tel: 1-418-781-2954

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 8th, 2015, ROI Land Investments Ltd. (the “Company”) finalized execution of its Acquisition of 220 acres of land in Evans, Colorado, pursuant to its previously announced Land Purchase Agreement of January 12th, 2015. Total acquisition price was $6,715,199; with $3,365,199 already tendered and a Promissory Note for $3,350,000 at 6% interest, to be paid quarterly in $50,250 instalments.

The acreage translates to approximately 9,583,200 square feet, which the company plans to divide into 1,200 lots. The Company plans on developing the land through five separate phases including single family homes, town homes, duplexes, Condos as well as commercial & retail areas.

Item 9.01	Exhibits.

99.1	Bill of Sale, Warrant Deed, Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12th, 2015

ROI LAND INVESTMENTS, LTD.

/s/ Sami Chaouch
By:	Sami Chaouch, Director
Chief Executive Officer